UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2007 (May 20, 2007)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On May 20, 2007, R&G Financial Corporation, a Puerto Rico corporation (“RGF”) and its respective direct and indirect wholly-owned subsidiaries, R&G Acquisition Holdings Corporation, a Florida corporation (“RAC”), and R-G Crown Bank, FSB, a federally chartered savings bank operating out of Casselberry, Florida (“Crown Bank”), entered into a Stock Purchase Agreement (the “Agreement”) with Fifth Third Financial Corporation, an Ohio corporation (“Fifth Third”), pursuant to which Fifth Third will acquire all of the outstanding shares of common stock of Crown Bank for $288 million, and assume the approximately $50 million of outstanding trust preferred obligations of RAC. Concurrent with the execution of the Agreement, affiliates of Fifth Third have entered into Real Estate Purchase Agreements (the “Real Estate Agreements”) with R-G Crown Real Estate, LLC, a Delaware limited liability company (“LLC”) which is wholly owned by Victor J. Galan, the Chairman of the Board of RGF, with respect to the purchase by the Fifth Third affiliates in connection with, and subject to, the transactions contemplated by the Agreement, of certain real property owned by the LLC, which presently leases branch offices located on such properties in Florida and Georgia to Crown Bank.

The transaction is expected to close in the fourth calendar quarter of 2007, pending receipt of all requisite regulatory approvals by Fifth Third, and the satisfaction of various closing conditions, including the removal of the cease and desist order which Crown Bank is operating under at or promptly following the closing of the transaction by the Office of the Thrift Supervision and the receipt by RGF of the Federal Reserve Board’s approval for RAC to redeem its outstanding Series A Preferred Stock. The concurrent closings of the transactions contemplated by the Agreement and the Real Estate Agreements are a further condition of the parties to close.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Agreement and the Real Estate Agreements and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Agreement.

A press release announcing the execution of the Agreement and the Real Estate Agreements was issued on May 21, 2007. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Stock Purchase Agreement, dated as of May 20, 2007, among R&G Financial Corporation, R&G Acquisition Holdings Corporation, R-G Crown Bank, FSB and Fifth Third Financial Corporation.

99.1	Press release issued by Fifth Third Bancorp, dated May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: May 21, 2007

	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer

R&G FINANCIAL CORPORATION

CURRENT REPORT ON FORM 8-K

Report Dated May 21, 2007 (May 20, 2007)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of May 20, 2007, among R&G Financial Corporation, R&G Acquisition Holdings Corporation, R-G Crown Bank, FSB and Fifth Third Financial Corporation.

99.1	Press release issued by Fifth Third Bancorp, dated May 21, 2007.